Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation in this Registration Statement on Form S-1/A-1 of our report dated April 15, 2011 with respect to the audited balance sheet of Oro East Mining, Inc as of December 31, 2010, and the related statement of expenses, stockholder’s equity, and cash flows for the year ended.

We also consent to the references to us under the heading “Experts” in such Registration Statement.

/s/ MaloneBailey, LLP
MaloneBailey, LLP
www.malone−bailey.com
Houston, Texas

January 30, 2012